Exhibit 99.1

Apple reports fourth quarter results

iPhone drives record September quarter revenue

Services revenue reaches new all-time high

CUPERTINO, CALIFORNIA — Apple® today announced financial results for its fiscal 2024 fourth quarter ended September 28, 2024. The Company posted quarterly revenue of $94.9 billion, up 6 percent year over year, and quarterly diluted earnings per share of $0.97. Diluted earnings per share was $1.64,1 up 12 percent year over year when excluding the one-time charge recognized during the fourth quarter of 2024 related to the impact of the reversal of the European General Court’s State Aid decision.

“Today Apple is reporting a new September quarter revenue record of $94.9 billion, up 6 percent from a year ago,” said Tim Cook, Apple’s CEO. “During the quarter, we were excited to announce our best products yet, with the all-new iPhone 16 lineup, Apple Watch Series 10, AirPods 4, and remarkable features for hearing health and sleep apnea detection. And this week, we released our first set of features for Apple Intelligence, which sets a new standard for privacy in AI and supercharges our lineup heading into the holiday season.”

“Our record business performance during the September quarter drove nearly $27 billion in operating cash flow, allowing us to return over $29 billion to our shareholders,” said Luca Maestri, Apple’s CFO. “We are very pleased that our active installed base of devices reached a new all-time high across all products and all geographic segments, thanks to our high levels of customer satisfaction and loyalty.”

Apple’s board of directors has declared a cash dividend of $0.25 per share of the Company’s common stock. The dividend is payable on November 14, 2024 to shareholders of record as of the close of business on November 11, 2024.

Apple will provide live streaming of its Q4 2024 financial results conference call beginning at 2:00 p.m. PT on October 31, 2024 at apple.com/investor/earnings-call. The webcast will be available for replay for approximately two weeks thereafter.

1. Non-GAAP measure. See the section titled “Reconciliation of Non-GAAP to GAAP Results of Operations” at the end of the accompanying financial statements.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about payment of the Company’s quarterly dividend and future business plans. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: effects of global and regional economic conditions, including as a result of government policies, geopolitical tensions, conflict, terrorism, natural disasters, and public health issues; risks relating to the design, manufacture, introduction, and transition of products and services in highly competitive and rapidly changing markets, including from reliance on third parties for components, technology, manufacturing, applications, support, and content; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; and effects of unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, AirPods, Apple Watch, and Apple Vision Pro. Apple’s six software platforms — iOS, iPadOS, macOS, watchOS, visionOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, iCloud, and Apple TV+. Apple’s more than 150,000 employees are dedicated to making the best products on earth and to leaving the world better than we found it.

Press Contact:
Josh Rosenstock
Apple
jrosenstock@apple.com
(408) 862-1142

Investor Relations Contact:
Suhasini Chandramouli
Apple
suhasini@apple.com
(408) 974-3123

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or email Apple’s Media Helpline at media.help@apple.com.

© 2024 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per-share amounts)

	Three Months Ended		Twelve Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net sales:
Products	$69,958	$67,184	$294,866	$298,085
Services	24,972	22,314	96,169	85,200
Total net sales (1)	94,930	89,498	391,035	383,285
Cost of sales:
Products	44,566	42,586	185,233	189,282
Services	6,485	6,485	25,119	24,855
Total cost of sales	51,051	49,071	210,352	214,137
Gross margin	43,879	40,427	180,683	169,148

Operating expenses:
Research and development	7,765	7,307	31,370	29,915
Selling, general and administrative	6,523	6,151	26,097	24,932
Total operating expenses	14,288	13,458	57,467	54,847

Operating income	29,591	26,969	123,216	114,301
Other income/(expense), net	19	29	269	(565)
Income before provision for income taxes	29,610	26,998	123,485	113,736
Provision for income taxes	14,874	4,042	29,749	16,741
Net income	$14,736	$22,956	$93,736	$96,995

Earnings per share:
Basic	$0.97	$1.47	$6.11	$6.16
Diluted	$0.97	$1.46	$6.08	$6.13
Shares used in computing earnings per share:
Basic	15,171,990	15,599,434	15,343,783	15,744,231
Diluted	15,242,853	15,672,400	15,408,095	15,812,547

(1) Net sales by reportable segment:
Americas	$41,664	$40,115	$167,045	$162,560
Europe	24,924	22,463	101,328	94,294
Greater China	15,033	15,084	66,952	72,559
Japan	5,926	5,505	25,052	24,257
Rest of Asia Pacific	7,383	6,331	30,658	29,615
Total net sales	$94,930	$89,498	$391,035	$383,285

(1) Net sales by category:
iPhone	$46,222	$43,805	$201,183	$200,583
Mac	7,744	7,614	29,984	29,357
iPad	6,950	6,443	26,694	28,300
Wearables, Home and Accessories	9,042	9,322	37,005	39,845
Services	24,972	22,314	96,169	85,200
Total net sales	$94,930	$89,498	$391,035	$383,285

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and par value)

	September 28, 2024	September 30, 2023
ASSETS:
Current assets:
Cash and cash equivalents	$29,943	$29,965
Marketable securities	35,228	31,590
Accounts receivable, net	33,410	29,508
Vendor non-trade receivables	32,833	31,477
Inventories	7,286	6,331
Other current assets	14,287	14,695
Total current assets	152,987	143,566

Non-current assets:
Marketable securities	91,479	100,544
Property, plant and equipment, net	45,680	43,715
Other non-current assets	74,834	64,758
Total non-current assets	211,993	209,017
Total assets	$364,980	$352,583

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$68,960	$62,611
Other current liabilities	78,304	58,829
Deferred revenue	8,249	8,061
Commercial paper	9,967	5,985
Term debt	10,912	9,822
Total current liabilities	176,392	145,308

Non-current liabilities:
Term debt	85,750	95,281
Other non-current liabilities	45,888	49,848
Total non-current liabilities	131,638	145,129
Total liabilities	308,030	290,437

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 15,116,786 and 15,550,061 shares issued and outstanding, respectively	83,276	73,812
Accumulated deficit	(19,154)	(214)
Accumulated other comprehensive loss	(7,172)	(11,452)
Total shareholders’ equity	56,950	62,146
Total liabilities and shareholders’ equity	$364,980	$352,583

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Twelve Months Ended
	September 28, 2024	September 30, 2023
Cash, cash equivalents, and restricted cash and cash equivalents, beginning balances	$30,737	$24,977

Operating activities:
Net income	93,736	96,995
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	11,445	11,519
Share-based compensation expense	11,688	10,833
Other	(2,266)	(2,227)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,788)	(1,688)
Vendor non-trade receivables	(1,356)	1,271
Inventories	(1,046)	(1,618)
Other current and non-current assets	(11,731)	(5,684)
Accounts payable	6,020	(1,889)
Other current and non-current liabilities	15,552	3,031
Cash generated by operating activities	118,254	110,543

Investing activities:
Purchases of marketable securities	(48,656)	(29,513)
Proceeds from maturities of marketable securities	51,211	39,686
Proceeds from sales of marketable securities	11,135	5,828
Payments for acquisition of property, plant and equipment	(9,447)	(10,959)
Other	(1,308)	(1,337)
Cash generated by investing activities	2,935	3,705

Financing activities:
Payments for taxes related to net share settlement of equity awards	(5,441)	(5,431)
Payments for dividends and dividend equivalents	(15,234)	(15,025)
Repurchases of common stock	(94,949)	(77,550)
Proceeds from issuance of term debt, net	—	5,228
Repayments of term debt	(9,958)	(11,151)
Proceeds from/(Repayments of) commercial paper, net	3,960	(3,978)
Other	(361)	(581)
Cash used in financing activities	(121,983)	(108,488)

Increase/(Decrease) in cash, cash equivalents, and restricted cash and cash equivalents	(794)	5,760
Cash, cash equivalents, and restricted cash and cash equivalents, ending balances	$29,943	$30,737

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$26,102	$18,679

Apple Inc.
RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per-share amounts)

	Three Months Ended				Twelve Months Ended
	September 28, 2024				September 28, 2024
	As Reported (GAAP)	Non-GAAP Adjustments	(a)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Non-GAAP Adjustments	(a)	As Adjusted (Non-GAAP)
Income before provision for income taxes	$29,610	$—		$29,610	$123,485	$—		$123,485
Provision for income taxes	14,874	(10,246)	(b)	4,628	29,749	(10,246)	(b)	19,503
Net income	$14,736	$10,246	(b)	$24,982	$93,736	$10,246	(b)	$103,982

Diluted earnings per share	$0.97	$0.67	(c)	$1.64	$6.08	$0.67	(c)	$6.75
Shares used in computing diluted earnings per share	15,242,853	—		15,242,853	15,408,095	—		15,408,095
(a)These adjustments reconcile certain of the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that the presentation of results excluding the impact of the reversal of the European General Court’s State Aid decision provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.
(b)Non-GAAP adjustments to provision for income taxes and net income to reflect the impact of the reversal of the European General Court’s State Aid decision recognized during the fourth quarter of 2024. On September 10, 2024, the European Court of Justice announced that it had set aside the 2020 judgment of the European General Court and confirmed the European Commission’s 2016 State Aid decision. As a result, during the fourth quarter of 2024 the Company recorded a one-time income tax charge of $10.2 billion, net, which represents $15.8 billion payable to Ireland via release of restricted funds held in escrow, partially offset by a U.S. foreign tax credit of $4.8 billion and a decrease in unrecognized tax benefits of $823 million. For additional information, refer to Note 7, “Income Taxes” of the Notes to Consolidated Financial Statements that will be included in Part II, Item 8 of the Company's fiscal 2024 Annual Report on Form 10-K.
(c)Represents the per-share impact of the non-GAAP adjustments to net income.